Exhibit 10.2

SPONSOR AGREEMENT

THIS SPONSOR AGREEMENT (this “Agreement”), dated as of September 28, 2022, is made by and among DTRT Health Sponsor LLC, a Delaware limited liability company (“Sponsor”), DTRT Health Acquisition Corp., a Delaware corporation (“SPAC”), Grizzly New Pubco, Inc., a Delaware corporation and direct, wholly-owned subsidiary of SPAC (“Pubco”), and Consumer Direct Holdings, Inc., a Montana corporation (the “Company”). Sponsor, SPAC and the Company shall be referred to herein from time to time collectively as the “Parties.” Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement.

RECITALS

WHEREAS, concurrently with the execution and delivery of this Agreement, SPAC, Pubco, Grizzly Merger Sub, Inc., a Delaware corporation and direct, wholly-owned subsidiary of Pubco, and the Company, are entering into an Agreement and Plan of Merger (as amended, modified, supplemented or waived from time to time, the “Merger Agreement”), a copy of which has been made available to Sponsor;

WHEREAS, as of the date hereof, Sponsor is a holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of 5,750,000 shares of SPAC Class B Common Stock and 11,200,000 SPAC Warrants, all of which are SPAC Private Placement Warrants;

WHEREAS, the Merger Agreement contemplates that the Parties will enter into this Agreement concurrently therewith, pursuant to which, among other things, Sponsor will agree to (a) vote in favor of approval of the Merger Agreement and the transactions contemplated thereby and (b) waive any adjustment to the conversion ratio set forth in the SPAC Organizational Documents with respect to the SPAC Class B Common Stock related to the issuance of New Pubco Common Stock; and

WHEREAS, as a condition to Pubco’s, SPAC’s and the Company’s willingness to enter into the Merger Agreement, and as an inducement and in consideration for Pubco, SPAC and the Company to enter into the Merger Agreement, the Sponsor has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

1. Binding Effect of Merger Agreement. Sponsor hereby acknowledges that it has read the Merger Agreement and this Agreement and has had the opportunity to consult with its tax and legal advisors. Sponsor agrees not to, directly or indirectly, take any action that would violate Section 8.03(b) (Exclusivity) of the Merger Agreement as if Sponsor was deemed an original signatory to the Merger Agreement with respect to such provisions. Sponsor agrees not to, directly or indirectly, take any action that would violate Section 8.05(b) (Confidentiality; Publicity) of the Merger Agreement as if Sponsor was deemed an original signatory to the Merger Agreement with respect to such provisions. Notwithstanding anything in this Agreement to the contrary, (a) Sponsor makes no agreement or understanding herein in any capacity other than in Sponsor’s capacity as a stockholder of the SPAC, and (b) nothing herein will be construed to limit or affect any action or inaction by a designee of Sponsor serving as a member of the board of directors of the SPAC or Pubco acting in such person’s capacity as a director, officer, employee or fiduciary of the SPAC or Pubco.

2. Registration Rights Agreement. At the Closing, Sponsor shall deliver to the Company a duly executed copy of the Registration Rights Agreement.

3. Agreement to Vote. Sponsor hereby irrevocably and unconditionally agrees that from the date hereof until the earlier of (a) the Closing, and (b) the valid termination of the Merger Agreement in accordance with Article X thereof or the termination of this Agreement, (i) to vote (or cause to be voted) or execute and deliver a written consent (or cause a written consent to be executed and delivered) at any meeting of the stockholders of SPAC, however called, or at any adjournment thereof, or in any other circumstance in which the vote, consent or other approval of the stockholders of SPAC is sought (and appear at any such meeting, in person or by proxy, or otherwise cause all of such holder’s Subject SPAC Equity Securities to be counted as present thereat for purposes of establishing a quorum), all of Sponsor’s SPAC Common Stock and SPAC Warrants (together with any other Equity Securities of SPAC that Sponsor holds of record or beneficially as of the date of this Agreement or acquires record or beneficial ownership of after the date hereof, collectively, the “Subject SPAC Equity Securities”), regardless of whether or not the Mergers or any other transaction contemplated by the Merger Agreement or any the following actions is recommended by the SPAC Board, (A) in favor of the SPAC Stockholder Matters (including, for the avoidance of doubt, any proposal to adjourn or postpone the applicable stockholder meeting to a later date if there are not sufficient votes for the approval of the SPAC Stockholder Matters) and any other matters necessary or reasonably requested by the Company for the consummation of the Mergers and the other transactions contemplated by the Merger Agreement, (B) against any merger agreement or merger, consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by SPAC (other than the Merger Agreement and the Transactions) or any Alternate Business Combination Proposal or any proposal relating to an Alternate Business Combination Proposal, (C) against any proposal in opposition to the approval of the Merger Agreement or in competition with or inconsistent with the Merger Agreement or the Transactions, (D) against any change in the business of SPAC or the SPAC Board (other than in connection with the SPAC Stockholder Matters), and (E) against any proposal, action or agreement that would (1) impede, frustrate, prevent or nullify any provision of this Agreement, the Merger Agreement or the Transactions, (2) result in a breach in any respect of any covenant, representation, warranty or any other obligation or agreement of Pubco or any SPAC Party under the Merger Agreement, (3) result in any of the conditions set forth in Article IX of the Merger Agreement not being fulfilled or (4) change in any manner the dividend policy or capitalization of, including the voting rights of any class of capital stock of, SPAC, (ii) not to redeem, elect to redeem or tender or submit any of its Subject SPAC Equity Securities for redemption in connection with the Merger Agreement or the Transactions, (iii) not to commit or agree to take any action inconsistent with the foregoing, (iv) to comply with, and fully perform all of its obligations, covenants and agreements set forth in, that certain Letter Agreement, dated as of September 1, 2021, by and among SPAC, its officers, its directors and Sponsor (the “Voting Letter Agreement”), including the obligations of Sponsor pursuant to Section 2 therein not to redeem any shares of SPAC Common Stock owned by Sponsor in connection with the Transactions, (v) not to modify or amend any Contract between or among Sponsor and any Affiliate of Sponsor (other than SPAC or any of its Subsidiaries), on the one hand, and SPAC or any of SPAC’s Subsidiaries, on the other hand, related to the Transactions, including, for the avoidance of doubt, the Voting Letter Agreement, or as contemplated by the Merger Agreement, (vi) to comply with the transfer restrictions set forth in the Voting Letter Agreement irrespective of any release or waiver thereof, as if such transfer restrictions remain in effect until the valid termination of the Merger Agreement in accordance with Article X thereof or the termination of this Agreement (regardless of any earlier termination of such transfer restrictions set forth in the Voting Letter Agreement), and (vii) if SPAC seeks to consummate an Alternate Business Combination Proposal by engaging in a tender offer, not to sell or tender any Subject SPAC Equity Securities in connection therewith.

4. No Transfer. Sponsor agrees that it shall not, directly or indirectly, during the period commencing on the date hereof and ending on the earlier of (x) the termination of the Merger Agreement in accordance with its terms or (y) the approval of the SPAC Stockholder Matters at the Special Meeting, (i) sell, assign, transfer (including by operation of Law), gift, pledge, dispose of or otherwise encumber any of the Subject SPAC Equity Securities or otherwise agree to do any of the foregoing, (ii) deposit any Subject SPAC Equity Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, or (iii) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of Law) or other disposition of any Subject SPAC Equity Securities. Notwithstanding the foregoing, the Sponsor may transfer the Subject SPAC Equity Securities (a) to the SPAC’s officers or directors, any Affiliate or immediate family member of any of the SPAC’s officers or directors, any Affiliate of the Sponsor or to any members of the Sponsor or any of their Affiliates; (b) in the case of an individual, by gift to an immediate family member or to a trust, the beneficiary of which is such individual’s immediate family member, an Affiliate of such individual or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of such individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; or (e) by private sales or transfers made in connection with any backstop arrangements, non-redemption agreements, or other financing arrangements made with the primary intent to help satisfy the conditions set for in Article IX of the Merger Agreement; provided that in the case of clauses (a) through (e), these permitted transferees must enter into a written agreement with SPAC and the Company agreeing to be bound by the terms of this Agreement applicable to Sponsor.

5. Adjustments. In the event of any stock split, stock dividend or distribution, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or the like of the capital stock of SPAC affecting Sponsor’s Subject SPAC Equity Securities, the terms of this Agreement shall apply to the resulting securities to the same extent as if such securities constituted the Subject SPAC Equity Securities owned by Sponsor as of the date hereof.

6. Waiver of Anti-dilution Protection. Sponsor hereby irrevocably and unconditionally (a) waives and agrees not to exercise any rights of appraisal or rights to dissent from the Transactions that Sponsor may have with respect to the Subject SPAC Equity Securities, subject to and conditioned upon, the occurrence of the Closing, to the fullest extent permitted by Law and the SPAC Organizational Documents and (b) agrees not to assert or perfect any rights to adjustment or other anti-dilution protections with respect to the rate that the SPAC Class B Common Stock held by it converts into SPAC Class A Common Stock pursuant to Section 4.3(b) of SPAC’s Amended and Restated Certificate of Incorporation or any other adjustment or anti-dilution protections that arise in connection with the issuance of SPAC Class A Common Stock.

7. Representations and Warranties. Sponsor represents and warrants to SPAC and the Company as follows:

(a) Sponsor is duly organized and is validly existing as a limited liability company in good standing under the Laws of Delaware and has the requisite limited liability company power and authority to own, operate and lease its properties, rights and assets and to conduct its business as it is now being conducted. Sponsor is, and at all times has been, in compliance in all material respects with all its Organizational Documents. Any failure by Sponsor to be duly licensed or qualified or in good standing as a foreign corporation in all jurisdictions in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified, except where failure to be so licensed or qualified would not reasonably be expected to materially impair Sponsor’s ability to perform its obligations hereunder.

(b) Sponsor has all requisite limited liability company power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the manager of Sponsor and no other corporate or equivalent proceeding on the part of Sponsor is necessary to authorize this Agreement or Sponsor’s performance hereunder. This Agreement has been duly and validly executed and delivered by Sponsor and, assuming due authorization and execution by each other party hereto, this Agreement constitutes a legal, valid and binding obligation of Sponsor enforceable against Sponsor in accordance with its terms, subject to the Enforceability Exceptions.

(c) Sponsor is the record and beneficial owner (as defined in the Securities Act) of, and has good and marketable title to, all of Sponsor’s shares of SPAC Common Stock and all of Sponsor’s SPAC Warrants, and there exist no Liens or any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such shares of SPAC Common Stock or SPAC Warrants (other than transfer restrictions under the Securities Act)) affecting any such shares of SPAC Common Stock or SPAC Warrants, other than Liens pursuant to (i) this Agreement, (ii) the SPAC Organizational Documents, (iii) the Merger Agreement, (iv) the Voting Letter Agreement or (v) any applicable securities Laws. As of the date hereof, the Sponsor is the holder of record and the beneficial owner of 5,750,000 shares of SPAC Class B Common Stock and 11,200,000 SPAC Warrants, all of which are SPAC Private Placement Warrants, and such shares of SPAC Common Stock and SPAC Warrants are the only equity securities in SPAC owned of record or beneficially by Sponsor on the date of this Agreement. Other than the SPAC Warrants, Sponsor does not hold or own any rights to acquire (directly or indirectly) any equity securities of SPAC or any equity securities convertible into, or which can be exchanged for, equity securities of SPAC.

(d) Sponsor has full voting power with respect to all of the Subject SPAC Equity Securities and full power to agree to all of the matters set forth in this Agreement, in each case with respect to all Subject SPAC Equity Securities. None of the Subject SPAC Equity Securities are subject to any stockholders’ agreement, proxy, voting trust or other agreement, arrangement or restriction of any kind or nature with respect to the voting of the Subject SPAC Equity Securities, except for the SPAC Organizational Documents and the Voting Letter Agreement.

(e) The execution, delivery and performance by Sponsor of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) contravene or conflict with the Organizational Documents of Sponsor, (b) contravene or conflict with or constitute a violation of any provision of any Law or Governmental Order binding on or applicable to Sponsor or any of its properties or assets, (c) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the termination or acceleration of, or a right of termination, cancellation, modification, acceleration or amendment under, accelerate the performance required by, or result in the acceleration or trigger of any payment, posting of collateral (or right to require the posting of collateral), time of payment, vesting or increase in the amount of any compensation or benefit payable pursuant to, any of the terms, conditions or provisions of any Contract to which Sponsor is a party or by which any of its assets or properties may be bound or affected, or (d) result in the creation or imposition of any Lien upon any asset, property or Equity Security of Sponsor, including the Subject SPAC Equity Securities, except in the case of each of clauses (b) through (d) as would not reasonably be expected to materially impair Sponsor’s ability to perform its obligations hereunder.

(f) There are no Actions pending against Sponsor or, to Sponsor’s knowledge, threatened against Sponsor or any of its properties, rights or assets which in any manner challenges or seeks to prevent, enjoin or materially delay or impair the performance by Sponsor of its obligations under this Agreement.

(g) Except as described on Schedule 5.08 to the Merger Agreement, no broker, finder, financial advisor, investment banker or other Person is entitled to any brokerage fee, finders’ fee, underwriting fee, deferred underwriting fee, commission or other similar payment in connection with the Transactions based upon arrangements made by Sponsor, for which SPAC, Pubco or DTRT Merger Sub may become liable.

(h) Except as set forth in the SPAC’s final prospectus, dated as of September 1, 2021 and filed with the SEC (File No. 333-258742) on September 3, 2021 and subsequently filed Schedule 13Gs, neither Sponsor nor, to the knowledge of Sponsor, any Person in which Sponsor has a direct or indirect legal, contractual or beneficial ownership of 5% or greater is party to, or has any rights with respect to or arising from, any Contract with SPAC or its Subsidiaries.

(i) Sponsor understands and acknowledges that each of SPAC and the Company is entering into the Merger Agreement in reliance upon Sponsor’s execution, delivery and performance of this Agreement.

8. Indemnification.

(a) For a period of six (6) years after the Closing Date, Pubco will indemnify, exonerate and hold harmless the Sponsor and its officers, directors, managers, members, employees, in each case solely in the event such Person(s) and either SPAC or one or more of SPAC’s directors and officers are named, and continuously maintained, as defendants in a Third Party Claim (as defined below) (the “Sponsor Indemnified Parties”) from and against all actions, causes of action, suits, claims, liabilities, losses, damages and costs and out-of-pocket expenses in connection therewith (“Indemnified Liabilities”) incurred by the Sponsor Indemnified Parties, on or after the date of this Agreement, arising out of any third party action, cause of action, suit, litigation, investigation, inquiry, arbitration or claim relating to the transactions contemplated by the Merger Agreement which names a Sponsor Indemnified Party as a defendant (or co-defendant) arising from the Sponsor’s control of or ability to influence the business decisions of Pubco (including, but not limited to, the ability to appoint or nominate directors of Pubco) (a “Third Party Claim”); provided, that the foregoing shall not apply to (i) any Indemnified Liabilities to the extent arising out of any breach by the Sponsor of this Agreement or any other agreement between the Sponsor, on the one hand, and Pubco or any of its Subsidiaries, on the other hand, (ii) the willful misconduct, gross negligence or fraud of such Sponsor Indemnified Party or (iii) actions (or omissions) that cannot be indemnified if taken (or omitted) by a director of Pubco in accordance with Pubco’s charter documents or applicable law.

(b) Promptly after a Sponsor Indemnified Party believes that it has a claim for any Indemnified Liabilities, such Sponsor Indemnified Party shall notify Pubco and specify in such notice, in reasonable detail, the nature of the claim and an estimated computation of Indemnified Liabilities, as well as other material documents in possession of such Sponsor Indemnified Party with respect to such claim, provided, that any failure or delay by such Sponsor Indemnified Party to notify Pubco shall not relieve Pubco from its obligations hereunder (except to the extent that Pubco has been actually and materially prejudiced by such failure to promptly notify). Pubco shall have full control of the defense of any claim with respect to the Indemnified Liabilities, including any compromise or settlement thereof, unless in such Sponsor Indemnified Party’s reasonable judgment a conflict of interest between such Sponsor Indemnified Party and Pubco may exist with respect to such claim or there may be reasonable defenses available to the Sponsor Indemnified Party that are different from or additional to those available to Pubco (in which case, Pubco shall permit such Sponsor Indemnified Party to assume the control of the defense of any such claim and to employ separate counsel to represent it in any such claim) ; provided, that Pubco shall not consent to the entry of any order or enter into any settlement agreement without the prior written consent of such Sponsor Indemnified Party; provided, further, that such consent shall not be required if such order or settlement agreement contains a full and final release by the third party asserting the claim to such Sponsor Indemnified Party, and such order or settlement agreement does not contain any criminal liability or admission of guilt or impose any other non-monetary injunctive or equitable relief against such Sponsor Indemnified Party. Such Sponsor Indemnified Party shall cooperate in the defense or prosecution of such claim, including by retaining and providing to Pubco all records and information which are reasonably relevant to such claim, making employees available to provide additional information and explanation of any materials provided hereunder and executing any documents necessary in connection with any settlement or order entered into in compliance with this Section 8(b).

(c) The Sponsor Indemnified Party shall have the right to employ separate counsel to represent it in any such claim with respect to Indemnified Liabilities and to participate in the defense thereof, and the fees and expenses of any such separate counsel shall be at the expense of the Sponsor Indemnified Party, unless such Sponsor Indemnified Party assumes the control of the defense of any such claims as permitted by Section 8(b), in which case Pubco will pay the fees and expenses of such separate counsel.

(d) The Sponsor Indemnified Party shall use its commercially reasonable efforts to assist Pubco in seeking insurance recoveries first in respect of any Indemnified Liabilities.

9. Termination. This Agreement shall automatically terminate, without any notice or other action by any Party, and be void ab initio upon the earlier of (a) the Second Effective Time and (b) the valid termination of the Merger Agreement in accordance with its terms. Upon termination of this Agreement as provided in the immediately preceding sentence, none of the Parties shall have any further obligations or liabilities under, or with respect to, this Agreement except as provided in the next sentence. Notwithstanding the foregoing or anything to the contrary in this Agreement, (i) the termination of this Agreement shall not affect any liability on the part of any Party for fraud, (ii) Sections 8 and 10 shall each survive the termination of this Agreement, and (iii) Sections 11 through 26 shall each survive the termination of this Agreement solely to the extent related to any surviving sections.

10. Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary, (a) Sponsor makes no agreement or understanding herein in any capacity other than in Sponsor’s capacity as a record holder and beneficial owner of the Subject SPAC Equity Securities and (b) nothing herein will be construed to limit or affect any action or inaction expressly permitted under the Merger Agreement by any representative of Sponsor in such representative’s capacity as a member of the board of directors (or other similar governing body) of any SPAC Party or as an officer, employee or fiduciary of any SPAC Party or an Affiliate of SPAC, in each case, acting in such person’s capacity as a director, officer, employee or fiduciary of such SPAC Party.

11. Further Assurances. From time to time, at the Company’s request and without further consideration, each Party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or reasonably requested to effect the actions and consummate the transactions contemplated by this Agreement.

12. No Legal Action. Sponsor shall not, and shall cause its Affiliates not to and shall direct its Representatives not to, bring, commence, institute, maintain, or prosecute any claim, appeal or proceeding which (a) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement, or (b) alleges that the execution and delivery of this Agreement by Sponsor breaches any duty that Sponsor has (or may be alleged to have) to SPAC or to the other stockholders of SPAC; provided that the foregoing shall not limit or restrict in any manner the rights of SPAC under the Merger Agreement or of Sponsor to enforce the terms of this Agreement.

13. Waiver. Any provision of this Agreement may be waived if the waiver is set forth in an instrument in writing signed by the Party against whom the waiver is to be effective. Any delay in exercising any right pursuant to this Agreement will not constitute a waiver of such right.

14. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service or (iv) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day); provided that the notice or other communication is sent to the address or email address set forth in Section 11.02 of the Merger Agreement, and, if to a Sponsor, to Sponsor’s address or email address set forth on a signature page hereto, or to such other address or email address as a Party may hereafter specify for the purpose by notice to each other party hereto.

15. Assignment. No Party shall assign this Agreement or any part hereof without the prior written consent of the other Parties. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns. Any attempted assignment in violation of the terms of this Section 15 shall be null and void, ab initio.

16. Post-Closing Directors. Sponsor acknowledges that, pursuant to the terms of the Merger Agreement, the Pre-Closing Holders, on the one hand, and Sponsor, on the other hand, each nominated certain individuals to serve on the New Pubco Board and agrees that it shall not take any action intended to remove or cause the removal of the individual(s) nominated by the Pre-Closing Holders during such the initial term of individual(s) as a director, unless such removal is approved by the Sponsor.

17. Rights of Third Parties. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the Parties, any right or remedies under or by reason of this Agreement. The Parties expressly agree that the Pre-Closing Holders are intended third party beneficiaries of Section 16.

18. Expenses. All fees and expenses incurred by a Party in connection herewith shall be paid by such Party, whether or not the Mergers are consummated, except as expressly provided otherwise herein or in the Merger Agreement.

19. Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement, shall be governed by, and construed in accordance with, the internal substantive Laws of the State of Delaware applicable to contracts entered into and to be performed solely within such state, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

20. Captions; Counterparts. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

21. Entire Agreement. This Agreement constitutes the entire agreement among the Parties relating to the subject matter hereof and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the Parties or any of their respective Subsidiaries relating to the subject matter hereof. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the subject matter hereof exist between the Parties except as expressly set forth or referenced in this Agreement.

22. Amendments. This Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed by each of the Parties in the same manner as this Agreement and which makes reference to this Agreement.

23. Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The Parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the Parties.

24. Jurisdiction; WAIVER OF TRIAL BY JURY. Any Action based upon, arising out of or related to this Agreement may be brought in federal and state courts located in the State of Delaware, and each of the Parties irrevocably submits to the exclusive jurisdiction of each such court in any such Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Action shall be heard and determined only in any such court, and agrees not to bring any Action arising out of or relating to this Agreement in any other court. Nothing herein contained shall be deemed to affect the right of any Party to serve process in any manner permitted by Law or to commence legal proceedings or otherwise proceed against any other Party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 24. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT.

25. Non-Recourse. This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement may only be brought against, the entities that are expressly named as Parties and then only with respect to the specific obligations set forth herein with respect to such Party. Except to the extent a Party (and then only to the extent of the specific obligations undertaken by such Party in this Agreement), (a) no past, present or future director, officer, employee, sponsor, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any Party and (b) no past, present or future director, officer, employee, sponsor, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any of the foregoing, shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations under this Agreement of or for any claim based on, arising out of, or related to this Agreement.

26. Enforcement of the Agreement. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur if the Parties do not perform their obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that (a) SPAC and the Company shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof and thereof, without proof of damages, prior to the valid termination of this Agreement in accordance with Section 9, this being in addition to any other remedy to which they are entitled under this Agreement, and (b) the right of specific enforcement is an integral part of the Transactions and the transactions contemplated by this Agreement and without that right, none of the Parties would have entered into this Agreement. Each Party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other Parties have an adequate remedy at Law or that an award of specific performance is not an appropriate remedy for any reason at Law or equity. The Parties acknowledge and agree that neither of SPAC nor the Company, in seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 26, shall be required to provide any bond or other security in connection with any such injunction.

[Signature Pages Follow]

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

DTRT HEALTH SPONSOR LLC

By:	/s/ Mark Heaney
	Name:	Mark Heaney
	Title:	Manager

DTRT HEALTH ACQUISITION CORP.

By:	/s/ Mark Heaney
	Name:	Mark Heaney
	Title:	Executive Chairman and Chief Executive Officer

GRIZZLY NEW PUBCO, INC.

By:	/s/ Mark Heaney
	Name:	Mark Heaney
	Title:	President and Secretary

Signature Page to Sponsor Agreement

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.

CONSUMER DIRECT HOLDINGS, INC.

By:	/s/ Ben Bledsoe
	Name:	Ben Bledsoe
	Title:	Chief Executive Officer

Signature Page to Sponsor Agreement